|Coopers                           |certified public
accountants
          |&Lybrand







          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549


          We  are  aware that  our report  dated October  27,
1993,  on our
          review of interim condensed consolidated financial
information of
          Minnesota  Mining and Manufacturing  Company and
subsidiaries for
          the  nine-month period ended September 30,  1993, and
included in
          the  Form  10-Q for  the period  then  ended, is
incorporated by
          reference in the  Company's registration statements  on
Form  S-8
          (Registration Nos. 2-78422, 33-14791, 33-48690 and
33-49842), and
          Form S-3 (Registration No. 33-48089).   Pursuant to
Rule  436(c),
          under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that
          Act.







                                        COOPERS & LYBRAND









          St. Paul, Minnesota
          November 11, 1993